As filed with the Securities and Exchange Commission on February 27, 2014

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SONUS NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3387074
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4 Technology Park Drive, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Performance Technologies, Incorporated 2001 Stock Option Plan

Performance Technologies, Incorporated 2003 Omnibus Incentive Plan

Performance Technologies, Incorporated 2012 Omnibus Incentive Plan

(Full Title of the Plan)

Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer and General Counsel
Sonus Networks, Inc.
4 Technology Park Drive
Westford, Massachusetts 01886
(Name and Address of Agent For Service)

(978) 614-8100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_] Accelerated filer [X]

Non-accelerated filer [_] Smaller reporting company [_]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,692,338 shares(2)	$2.71(3)	$7,288,957.37(3)	$940.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 176,647 shares issuable under the Performance Technologies, Incorporated 2001 Stock Option Plan, (ii) 886,691 shares issuable under the Performance Technologies, Incorporated 2003 Omnibus Incentive Plan; and (iii) 1,629,000 shares issuable under the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan. The number of shares being registered has been rounded up to account for adjustments resulting from the assumption of options in accordance with the merger between the registrant and Performance Technologies, Incorporated.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (i) $2.01, the weighted average exercise price of the 176,647 shares subject to outstanding stock option grants under the Performance Technologies, Incorporated 2001 Stock Option Plan, (ii) $1.90, the weighted average exercise price of the 886,691 shares subject to outstanding stock option grants under the Performance Technologies, Incorporated 2003 Omnibus Incentive Plan, (iii) $0.80, the weighted average exercise price of the 219,720 shares subject to outstanding stock option grants under the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan, and (iv) $3.60, the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on February 20, 2014 with respect to the 1,409,280 shares issuable under the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan that are not subject to outstanding awards.

Explanatory Note

This registration statement is being filed to register shares issuable under the Performance Technologies, Incorporated 2001 Stock Option Plan;, Performance Technologies, Incorporated 2003 Omnibus Incentive Plan and Performance Technologies, Incorporated 2012 Omnibus Incentive Plan, which plans, and stock options thereunder, were assumed by the Registrant under the terms of the Agreement and Plan of Merger, entered into as of December 12, 2013, by and among the Registrant, Purple Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Performance Technologies, Incorporated, a Delaware corporation.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)                The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b)               All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)                The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The registrant’s certificate of incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s certificate of incorporation and by-laws provide that the registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.  The right to indemnification does not apply to any proceeding initiated by such persons unless the initiation of the proceeding was approved by the registrant’s board of directors.

The registrant maintains a general liability insurance policy which covers certain liabilities of its directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

The registrant has generally entered into indemnification agreements with its directors and officers.  These indemnification agreements require the registrant, among other things, to indemnify its directors and officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts, actually and reasonably incurred by a director or officer in any action or proceeding arising out of his service as one of the registrant’s directors or officers, or as a director, partner, trustee, officer, employee or agent of another entity at the registrant’s request.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1.                  Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                  Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                  Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, the Commonwealth of Massachusetts, on February 27, 2014.

SONUS NETWORKS, INC.

By: /s/ Jeffrey M. Snider___________________________

Name: Jeffrey M. Snider

Title: Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Sonus Networks, Inc., hereby severally constitute and appoint Raymond P. Dolan, Mark T. Greenquist and Jeffrey Snider, each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sonus Networks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Raymond P. Dolan	President and Chief Executive Officer (Principal Executive Officer) and Director	February 27, 2014
Raymond P. Dolan

/s/ Mark T. Greenquist	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2014
Mark T. Greenquist

/s/ Howard E. Janzen	Chairman	February 27, 2014
Howard E. Janzen

/s/ James K. Brewington	Director	February 27, 2014
James K. Brewington

/s/ Matthew W. Bross	Director	February 27, 2014
Matthew W. Bross
/s/ John P. Cunningham	Director	February 27, 2014
John P. Cunningham

/s/ Beatriz V. Infante	Director	February 27, 2014
Beatriz V. Infante

/s/ Richard J. Lynch	Director	February 27, 2014
Richard J. Lynch
/s/ Pamela D.A. Reeve	Director	February 27, 2014
Pamela D.A. Reeve

/s/ John A. Schofield	Director	February 27, 2014
John A. Schofield
/s/ Scott E. Schubert	Director	February 27, 2014
Scott E. Schubert

/s/ H. Brian Thompson	Director	February 27, 2014
H. Brian Thompson

INDEX TO EXHIBITS

Number	Description
4.1(1)	Fourth Amended and Restated Certificate of Incorporation of the Registrant
4.2(1)	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature pages of this registration statement)
99.1	Performance Technologies, Incorporated 2001 Stock Option Plan
99.2	Performance Technologies, Incorporated 2003 Omnibus Incentive Plan
99.3	Performance Technologies, Incorporated 2012 Omnibus Incentive Plan

____________

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, filed on June 22, 2009 (File No. 001-34155) and incorporated herein by reference.